                                                                    Exhibit 10.1

                             SETTLEMENT AND RELEASE

      This Settlement and Release Agreement (this "Agreement") is entered into this 25th day of June, 2003, by and between Vital Living, Inc., and its parents, subsidiaries, divisions and affiliated entities (collectively, "VL") on the one hand, and William Coppel ("Coppel" or "Employee"), on the other hand with respect to the matters set forth below.

                                    RECITALS

      A. As of November 20, 2002, VL and Employee entered into an employment agreement (the "Employment Agreement") pursuant to which Employee agreed to provide VL with his executive services as President of VL;

      B. VL and Employee now desire to terminate Employee's employment relationship with VL in an amicable manner as of the date hereof;

      C. In connection with the termination of Employee's employment relationship with VL, VL will provide Employee with the Stock Payments (as such term is defined in Paragraph 3 below), as well as the other benefits and payments due under Paragraph 3, subject to the other terms of this Agreement; and

      D. Employee acknowledges that except as to the payments and other benefits due him under this Agreement, upon the execution of this Agreement, Employee will have been paid all monies, including, without limitation, all wages, salary, vacation, overtime, draw, bonuses and/or commissions, owed to him and that VL shall have no further obligations to Employee arising out of or related to Employee's employment by VL and the Employment Agreement.


NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto hereby agree as follows.

1. SEPARATION.

      VL has specified that Employee's last day of employment with VL will be deemed to be June 1st, 2003, and that said date shall be Employee's last required day to report to the office, unless required under the terms of this Agreement.

2. RELEASES.

      In consideration for the covenants and agreements contained herein, including the continuing obligations set forth in Paragraphs 3 and 4, the parties agree as follows:

            (a)   Release by VL.


                  (i) Except as set forth in subsection (ii) of this Paragraph 2(a), VL, for itself and on behalf of its parent, affiliated or related business entities, shareholder(s), directors, officers, partners, attorneys, employees, agents, representatives, successors and assigns, hereby irrevocably and unconditionally releases and forever discharges Employee, his spouse, children, dependents, agents, legal representatives, descendants, ancestors, executors, administrators and assigns, from any and all claims, demands, actions or causes of action, whether known or unknown, up to the date of this Agreement, including but not limited to any and all claims pertaining in any way to Employee's employment with or termination from VL and claims arising under any express or implied contract, or claims relating to fraud in the inducement of VL into entering into that certain Stock Purchase Agreement (the "Stock Purchase Agreement") made and entered into as of October 23, 2002 by and among VL, MAF Bionutritionals, LLC, ("MAF"), and Employee, personally and as representative of Kenneth Martin, Phillip B. Maffetone, Leslie C. Quick, III, Thomas C. Quick and Kenneth Glah (collectively, the "Other Holders").

                  (ii) Notwithstanding the foregoing, VL expressly reserves the right to the claims it may have against all the existing shares of Common Stock (the "Escrowed Shares") which are held in the stock escrow account (the "Escrow Account") entered into as of November 20, 2002, by and by and among VL, MAF, and Employee personally and as representative of the Other Holders, and Mercantile National Bank-California (the "Escrow Agent") pursuant to the terms of the escrow agreement of such date (the "Escrow Agreement") for security in connection with either (x) and fraudulent activities of Employee which have not been disclosed to Employee during the term of the Employment Agreement, or (y) the violation of any representations and warranties, or any other ongoing covenants, which were made pursuant to the terms of Stock Purchase Agreement, respectively. In the event a claim is asserted by VL pursuant to the Stock Purchase Agreement, which claim is resolved pursuant to the dispute resolution provisions of the Escrow Agreement in favor of VL, whether by agreement of the parties or through adjudication, Employee agrees, on his own behalf, that his shares in the Escrow Account shall be the first shares surrendered to satisfy the claim. VL hereby irrevocably and unconditionally releases and forever discharges Employee, his spouse, children, dependents, agents, legal representatives, descendants, ancestors, executors, administrators and assigns, from any and all claims, charges, complaints, and liabilities of any kind or nature whatsoever, known or unknown or suspected, arising prior to the date of this Agreement, that VL at any prior time had or claimed to have, including, without limitation, any and all claims related or in any manner incidental to Employee's employment with VL or to Employee's termination of employment. This release expressly excludes claims by VL to enforce Employee's obligations under this Agreement.

                  (iii) Waivers. Other than VL's right to proceed against the Escrowed Shares, (with respect to Employee's shares) VL further agrees, covenants, represents and warrants that the releases set forth in this Paragraph 2 shall include any and all claims which it may have against Employee, arising out of, in whole or in part, the Stock Purchase Agreement ,the Employment Agreement, or Employee's employment, with VL or its subsidiary, MAF (the "VL Claims"), and that all rights and benefits conferred to VL by the provisions of
Section 1542 of the Civil Code of California, or any other statutes or decisional authority to the same effect in any state, province or municipality, are hereby expressly waived. Section 1542 of the Civil Code reads as follows:

            A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

           In waiving the provisions of Section 1542 of the Civil Code (and the provisions of any other law or statute of any other jurisdiction of similar import), VL acknowledges that it may hereafter discover facts in addition to or different form those which it now believes to be true with respect to the subject matter of the VL Claims, disputes, and other matters herein released, but agrees that it has taken that possibility into account in determining the amount of consideration under this Agreement and that the release herein given shall be and remain in effect as a full and complete general release notwithstanding the discovery or existence of any such additional or different facts, of which VL expressly assumes the risk.

      For the avoidance of doubt, the foregoing waivers do not preclude VL from asserting a claim against the Escrowed Shares held in respect of the Other Holders.

      (b)   Release by Coppel.


            (i) Basic Release. Upon execution of this Agreement and the expiration of the Revocation Period, and except as set forth in the final sentence of this Paragraph 2(b)(i), Employee hereby unconditionally releases and forever discharges VL and all of its parent, affiliated, or related business entities, its shareholder(s), directors, officers, partners, attorneys, employees, agents, representatives and their successors and assigns and each of them from any and all claims, demands, actions or causes of action, or charges of discrimination arising out of or relating to Employee's employment relationship with VL or severance therefrom, whether known or unknown, up to the date of this Agreement including, but not limited to: (1) any and all claims whatsoever pertaining in any way to Employee's employment by VL or the termination of Employee's employment by VL; (2) any and all claims pertaining in any way to any wages, salary, vacation, overtime, draw, bonuses and/or commissions arising from Employee's employment by VL; and (3) all claims whatsoever arising under any express or implied contract or under any Federal, State or local employment statute or ordinance, regulation or interpretation, including but not limited to, Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Americans with Disabilities Act of 1990; the National Labor Relations Act , as amended; the Civil Rights Act of 1866, as amended; the Employee Retirement and Income Security Act; or under any other employee relations laws or applicable state and local laws or causes of action sounding in tort or in contract, and including any claims for wages, monetary or equitable relief, damages of any nature and attorneys' fees (collectively, the "Claim"). Employee hereby irrevocably and unconditionally releases and forever discharges VL and all persons acting by, through, under, or in concert with VL from any and all claims, charges, complaints, and liabilities of any kind or nature whatsoever, known or unknown, or suspected, arising prior to the date of this Agreement, that Employee at any prior time had or claimed to have, including, without limitation, any and all claims related or in any manner incidental to Employee's employment with VL or to Employee's termination of employment. This release expressly excludes claims by Employee to enforce VL's obligations under this Agreement.

            (ii) Waiver of Age Discrimination Claims. Notwithstanding anything to the contrary herein, Employee's waiver and release under the Age Discrimination in Employment Act of 1967, shall only be effective as follows:

              (A) Employee shall deliver to VL a fully executed waiver letter in the form attached hereto as Exhibit "A" (the "Age Discrimination Waiver Letter") on the date that this Agreement is signed.

              (B) The Age Discrimination Waiver Letter shall be revocable by Employee for seven (7) days (the "Revocation Period") following his delivery thereof to VL in accordance with Paragraph 2(b)(ii) hereof and such revocation shall be made by Employee by sending a written letter of revocation by certified mail, return receipt requested to Stuart A. Benson., c/o Vital Living, Inc., 5080 N. 40th Street, Suite 105, Phoenix, Arizona, 85018.

              (C) If Employee does not revoke the Age Discrimination Waiver Letter on or before the expiration of the Revocation Period, the Age Discrimination Waiver Letter shall, automatically and without any further act by Employee, become final and binding upon VL and Employee on the first day succeeding the expiration of the Revocation Period (such date referred to as the "Age Discrimination Waiver Effective Date"). In delivering the Age Discrimination Waiver Letter, it is the express intent of Employee to waive his rights under, and in accordance with the expiration of, the Age Discrimination in Employment Act of 1967 and that in the event of any failure or ineffectiveness of such waiver, VL shall not have received the benefits intended to be conferred upon it by Employee in exchange for the benefits conferred by VL to Employee hereof.

            (iii) Waivers. Employee further agrees, covenants, represents and warrants that the release set forth in this Paragraph 2 shall include any and all claims which he may have against VL, arising out of, in whole or in part, the subject matter of the Claim, and that all rights and benefits conferred to Employee by the provisions of Section 1542 of the Civil Code of California, or any other statutes or decisional authority to the same effect in any state, province or municipality, are hereby expressly waived. Section 1542 of the Civil Code reads as follows:

           A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

           In waiving the provisions of Section 1542 of the Civil Code (and the provisions of any other law or statute of any other jurisdiction of similar import) , Employee acknowledges that he may hereafter discover facts in addition to or different form those which he now believes to be true with respect to the subject matter of the Claim, disputes, and other matters herein released, but agrees that he has taken that possibility into account in determining the amount of consideration under this Agreement and that the release herein given shall be and remain in effect as a full and complete general release notwithstanding the discovery or existence of any such additional or different facts, of which Employee expressly assumes the risk.

            (iv) Actions against the Escrowed Shares. Employee further agrees that with respect to the Escrowed Shares (whether held in respect of his interest or in respect of the shares held for the benefit of the Other Holders) that he will take no action in opposition to any claims that VL may have against the Escrowed Shares. For the avoidance of doubt, the intent of the foregoing is that with respect to the Escrowed Shares held in respect of Employee, Employee will not contest any claim. With respect to the Escrowed Shares held in respect of the Other Holders, Employee, as Representative, will not affirmatively advise the Other Holders to contest such claims, but will solely act upon the decisions made by the Other Holders in the event that such Other Holders wish to contest a claim

3.    VL'S OBLIGATIONS TO EMPLOYEE.

      (a) Payment. VL agrees to purchase from Employee a total of One Hundred Forty-Four Thousand (144,000) shares (the "Repurchase Shares") at the rate of Twenty-Four Thousand Shares per month for six (6) months ("Stock Payment") beginning on the date of this Agreement, at a price of $.50 per share, provided, however, that if 75% of the closing bid price of VL's common stock is less than $.50 on the last day of the applicable month (the "Closing Monthly Price") the purchase price will be 75% of the Closing Monthly Price. In no event shall the purchase price be greater than $.50 per share. Each of the Stock Payments will be paid by check or wire transfer and delivered to Employee within five (5) days of receipt by VL of stock certificates from Employee representing the Repurchased Shares for the applicable month. The first payment hereunder shall be made after the expiration of the Revocation Period.

      (b) Reimbursement of Verified Credit Card Expenses. Attached hereto as Exhibit "B" are various credit card statements which Employee represents and warrants to VL are actual, valid business charges that Employee incurred in the normal course of Employee's employment. The amount of such charges are approximately $12,000. VL hereby agrees to pay such expenses. VL shall pay $1,000 per month on each charge card until the $12,000 and interest thereon are paid in full.

      (c) SBA Loan. Pursuant to Section 6 (c) of the Employment Agreement, VL shall continue to maintain the indemnity on the SBA Loan (as such term is defined in the Stock Purchase Agreement); provided however, such indemnity will not apply in the event that Employee, either directly or indirectly, causes a default to be called by Commerce Bank (or any successor) on such loan. Employee shall not be in default of this Agreement as a result of providing truthful testimony or information should there by an inquiry from Commerce Bank, or a court or administrative agency of competent jurisdiction regarding the SBA Loan. Notwithstanding the preceding, all inquiries shall be subject to the provisions of Paragraph 4 (i) below.

      (d) Boulder Endurance Co. Inc. Indebtedness. VL agrees to continue making payments on the Boulder Endurance Co. Inc. promissory note pursuant to the terms of the Stock Purchase Agreement.

4. EMPLOYEE'S OBLIGATIONS TO VL. Employee agrees that, in consideration for the release provided for above, the following shall apply, with the understanding that the documents required pursuant to Paragraphs 4 (a), (b) and (c) shall not be effective until the expiration of the Revocation Period:

      (a) Surrender of Restricted Stock. Concurrent with the execution of this Agreement, Employee agrees to (i) surrender to VL Two Hundred Eighty Thousand (280,000) shares of VL's common stock in Employee's possession, endorsed in blank for cancellation by VL (the "Surrendered Shares") and (ii) to comply with the provisions of Paragraph 2 (b) (iv) above.

      (b) Resignation as President and as a member of VL's Board of Directors. Employee shall concurrently submit his resignation as President of VL and as a member of VL's Board of Directors, effective as of the date of this Agreement, such resignation to be in the form attached hereto as Exhibit "C-1". VL agrees to hold the resignation until the expiration of the Revocation Period.

      (c) SEC Letter. Employee shall deliver the letter attached hereto as Exhibit "C-2" for filing with the Form 8-k to be filed with the Securities and Exchange Commission in substantially the form attached hereto as Exhibit "C-3", which will be filed by the Company relative to the matters covered by this Agreement.

      (d) Voting Rights to Employee's Shares of Restricted Stock. Employee agrees that the right to vote all Four Hundred Ninety-Three Thousand Nineteen (493,019) shares of VL common stock held by Employee (collectively, the "Remaining Shares") shall be assigned to Bradley D. Edson ("Edson") and Stuart
A. Benson ("Benson") for the period covered under the Lock-Up Period (as such term is defined in Paragraph 4 (e) below). Employee shall execute an amendment to that certain Voting Agreement, dated November 20, 2002 between Edson, Benson, Coppel and the other parties specified therein to eliminate the obligation of any parties thereto to vote for Coppel as a director of VL, provided, however, that Employee's vote under the Voting Agreement shall be assigned to Edson and Benson. For the avoidance of doubt, the Remaining Shares includes the Repurchase Shares.

      (e) Lock-up for the Remaining Shares. For a period of one year from the effective date of this Agreement, Employee shall not sell, transfer, pledge hypothecate or otherwise dispose of, any shares of VL common stock other than pursuant to Section 3 (a) above (such one year period being referred to herein as the "Lock-Up Period"). After the expiration of the Lock-Up Period, Employee agrees, with respect to the Remaining Shares, that Employee shall be prohibited from selling in excess of five percent (5%) of the Remaining Shares less the Repurchase Shares in any calendar month, or 17,451 per month, which ever is greater.

      (f) Assignment of Intellectual Property Rights. Employee hereby assigns to VL the entire right, title, and interest in and to all inventions, discoveries, and improvements relating to

VL's business, whether patentable or not, that Employee conceived or made during Employee's employment with VL. Employee hereby agrees that all copyrightable works relating to VL's business that were created by Employee during Employee's employment with VL shall be deemed a work for hire. Should for any reason such work or works not be construed as a work for hire, then this Agreement shall operate as an assignment of all right, title, and interest in such work(s) to VL. Employee grants to VL an irrevocable power of attorney, which grant is coupled with an interest, to execute, in the name of Employee, any assignment, transfer agreement, bill of sale, notice or other agreement necessary to effectuate any transfer contemplated under this Paragraph 4(f).

         (g) Future Relationship. Employee expressly and specifically agrees to the following:

            (i) To the extent he has not already done so, to immediately return to VL all corporate property obtained by Employee in connection with or during his employment by VL. Said property may include, but is not limited to, laptop computer, keys, access cards, notes, files, computer tapes or discs, computer printouts, input computer systems (whether optical, visual, digital or magnetic) or any other information/materials which Employee either obtained from VL or from any of its customers or employees.

            (ii) To fully disclose upon reasonable request to Edson and/or Benson any and all information concerning prior or pending matters and/or deals on which Employee has been working while employed by VL.

            (iii) To make any and all business introductions as reasonably requested by Edson and/or Benson within the period from June 1, 2003 to December 31st 2003.

            (iv) To remain reasonably available to Edson and/or Benson, by phone for consultation and for any other corporate purpose within the period from June 1, 2003 to December 31st 2003.

            (v) Accept as permitted by paragraph 3 (c) above and sub-paragraph
(i) below, for a period of four (4) years from the date of this Agreement, to not discuss with any third party, without the express prior consent of Edson or Benson, any confidential or proprietary information of VL or related to VL's business, including but not limited to VL's business plans, proprietary product information, pricing plans, vendor relationships, or any confidential or proprietary information of VL obtained by Employee during the term of the Employment Agreement, provided that the restrictions set forth in this Paragraph 4(g)(v) shall not apply to any information generally known to the public or disclosures by Employee to any of his attorneys or immediate family members or as may be required by a duly issued subpoena or other legal notice or administrative or court order, after written notice of the receipt of such subpoena or other legal notice or administrative or court order and the opportunity of the Company to contest the same. Notwithstanding the foregoing, solely in connection with obtaining employment, Employee shall be able to describe to a potential employer the nature of his duties and responsibilities at VL provided that in such descriptions, no confidential or proprietary information is disclosed.

            (vi) Employee agrees to not solicit any existing employees or board members for other business endeavors or to leave the employ of the Company.

         (h) Non Competition. For a period of two (2) years from the date of this Agreement, Employee shall not, directly or indirectly, whether as a partner, employee, creditor, shareholder, or otherwise, promote, participate, or engage in any activity or other business directly competitive with VL's business.

         (i) Communications with the SBA. Other than as set forth in the last sentence of this paragraph, Employee agrees not to communicate with the SBA or Commerce Bank (or any other successor entity or agency) regarding the SBA Loan unless Edson or Benson are on any such phone call or in person at any such meeting. In addition, Employee shall not send any correspondence to the SBA or Commerce Bank (or any other successor entity or agency) regarding the SBA Loan unless such correspondence has been approved in writing by VL. If either pursuant to the SBA Loan or an inquiry from the SBA, or otherwise requested by legal process or court or administrative agency, Employee is required to provide information, Employee shall (A) first provide written notice to VL as to the nature of the inquiry or information required to be furnished, (B) respond to any concerns of VL, and (C) provide such information to the requesting party with a copy of such information being furnished to VL, provided, however, that Employee shall not be required to provide personal information regarding Employee, such as tax returns, etc., to VL.

5. NO DISPARAGEMENT; CONFIDENTIALITY. The parties agree that they will hold the terms of this Agreement in confidence, and they will not discuss the terms of this Agreement with any third parties, including without limitation, all current, past or future employees of VL, but excluding disclosures to their attorneys, immediate family members, in a court of law or other administrative proceeding or in connection with enforcing their rights under this Agreement, or as compelled by a court of law. The parties further agree that they will not publicly or privately make any disparaging, unkind, unflattering, or otherwise inflammatory remarks about the other party or its conduct, operations or business practices, policies or procedures. The parties acknowledge that this provision is of the essence of this Agreement.

6. EFFECTIVE DATE. The parties agree that this Agreement shall be revocable by Employee for seven (7) days (the "Revocation Period") following the date that Employee signs this Agreement. Such revocation shall be made by Employee by sending a written letter of revocation by certified mail, return receipt requested to Stuart A. Benson, c/o Vital Living, Inc., 5080 N. 40th Street, Suite 105, Phoenix, Arizona, 85018. If Employee does not revoke this Agreement in accordance with the terms of this paragraph on or before the expiration of the Revocation Period, this Agreement shall automatically and without any further act by Employee become final and binding upon VL and Employee on the first day succeeding the expiration of the Revocation Period.

7. NO REPRESENTATIONS; OPPORTUNITY FOR REVIEW BY COUNSEL. Employee hereby warrants that except as expressly set forth herein, no representations of any kind or character have been made to Employee by VL or any agent, representative, employee or attorney of VL's (or anyone else purporting to act in such capacity) to induce Employee to execute this Agreement. Each party hereto hereby acknowledges that such party has had an adequate opportunity to have this document reviewed by an attorney or other representative of their respective choice, and that each party fully understands the contents of this Agreement.

8.    MISCELLANEOUS.

            (a) This agreement shall be interpreted and enforced in accordance with the laws of the United States of America and the State of Arizona.

            (b) This Agreement and its Exhibits and attachments represent the sole and entire agreement between the parties and, except as otherwise set forth herein, supersedes any and all prior agreements, negotiations and discussions between the parties and/or their respective counsel with respect to the subject matters covered in this Agreement.

      (c) Each party will bear its own attorneys' fees and costs incurred in connection with Employee's separation from VL. However, in the event that any action, suit, or other proceeding is instituted to remedy, prevent, or obtain relief from a breach of this Agreement, or arising out of a breach of this Agreement, the parties agree that venue for any such action shall lie within the County of Maricopa, State of Arizona and that the prevailing party shall recover all of such party's reasonable attorney's fees and costs (including, without limitation the costs of expert consultants and expert witnesses) incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom.

      (d) Unless other contact persons are identified herein, contact to Employee shall be made through Employee and contact to VL shall be made directly Edson and/or Benson. Employee acknowledges and agrees that contacts with VL representatives other than as provided for herein shall be ineffective and shall not be deemed, constructive or actual notice of any kind.

            (e) If one or more paragraphs(s) of this Agreement are ruled invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement, which shall remain in full force and effect.

            (f) As used in this Agreement, the term "VL" shall mean Vital Living, Inc., as well as its subsidiaries, divisions and affiliated organizations as well as their respective successors and assigns, together with their directors, officers, employees, agents, attorneys, representatives, shareholders and their respective heirs and personal representatives.

            (g) This Agreement may not be modified orally but only in writing signed by both parties to this Agreement.

      (h) This Agreement shall be binding on the parties hereto and on their heirs, administrators, representatives, executors, successors, and assigns and shall inure to the benefit of said parties and each of them, and to their heirs, administrators, representatives, executors, successors, and assigns.

(i) This Agreement may be signed in counterparts and, when signed, shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties to this Agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first set forth above.

Witnesses:                                Employee


---------------------------
                                          --------------------------------------
                                          William Coppel

---------------------------
                                          VITAL LIVING, INC.


                                          By:
                                              ----------------------------------

                                          Name:
                                              ----------------------------------
                                          Title:


                                   EXHIBIT "A"

                            AGE DISCRIMINATION WAIVER



Vital Living, Inc.
5080 N. 40th Street
Suite 105
Phoenix, Arizona 85018
Attention: Stuart Benson

      Reference is made to that certain Settlement and Release Agreement (the "Agreement") dated as of June __, 2003 between Vital Living, Inc. and the undersigned. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement. This letter is the Age Discrimination Waiver Letter referred to in this Agreement and delivered by the undersigned pursuant to Paragraph 2(b)thereof.

      The undersigned (on his own behalf and on behalf of his heirs or personal representatives or any other person who may be entitled to make a claim on the undersigned's behalf or through his representatives) hereby releases and discharges VL from any and all claims, charges, actions and causes of action of any kind or nature that the undersigned had or now has up to the date of the Agreement under the Age Discrimination in Employment Act of 1967 arising out of his employment or separation of employment with VL and whether such claims are now known or unknown to the undersigned.


      The undersigned agrees that he has had a full and fair opportunity to review this Waiver Letter and signs it knowingly, voluntarily and without duress or coercion. Further, in executing this Agreement, the undersigned agrees that he has not relied on any representation or statement not set forth in this document or the Agreement.

      The undersigned agrees that he was given a period of at least 21 days to consider this waiver letter before signing it, and that he had an opportunity to consult with an attorney of his own choosing before signing the waiver letter and that, in fact, he did consult with his own attorney before signing it.

      The waiver letter is revocable by the undersigned for seven (7) days (the "Revocation Period") following his delivery of the executed waiver letter to VL. If the undersigned desires to revoke it, he shall send his letter of revocation by certified mail, return receipt requested to Stuart A. Benson, c/o Vital Living, Inc., 5080 N. 40th Street, Suite 105, Phoenix, Arizona, 85018. If not revoked prior to the expiration of the Revocation Period, the waiver letter shall become final and binding on the undersigned on the first day succeeding the expiration of the Revocation Period (such date referred to herein as the "Age Discrimination Waiver Effective Date"). In delivering this Age Discrimination Waiver Letter, it is the express intent of the undersigned to waive his rights under, and in accordance with the requirements of the Age Discrimination in Employment Act of 1967 and that in the event of any failure or ineffectiveness of such waiver, VL shall not have received the benefits intended to be conferred upon it by the undersigned in exchange for the benefits conferred by VL to the undersigned under the Agreement. Accordingly, the undersigned agrees that in the event the Age Discrimination Waiver Letter is deemed ineffective or unenforceable for any reason, then the Age Discrimination Waiver Effective Date shall be deemed not to have occurred and the benefits conferred upon the undersigned pursuant to the Agreement shall be forfeited.

Very truly yours,



-------------------------------
William Coppel

Dated: June     , 2003

                                   EXHIBIT "B"

                             CREDIT CARD STATEMENTS

                                  EXHIBIT "C-1"

                                   RESIGNATION


I, William Coppel, hereby resign as the President of Vital Living, Inc. (the "Company") and as a director of the Company effective as of June __, 2003. My employment agreement with the Company has also been terminated by myself and the Company as of that date.



Date:  June    , 2003               -----------------------------------
                                    William Coppel

                                  EXHIBIT "C-2"

                                   SEC LETTER



      I have read the information relating to my resignation as president and as a member of the Board of Directors of Vital Living, Inc., set forth in Item 6 of that certain Form 8-K, dated June __, 2003. I hereby confirm that the summary is correct and that there are no disagreements as to operations, policies or practices of the Company.



Date:  June   , 2003                -----------------------------------
                                    William Coppel







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